RICA FOODS, INC. ANNOUNCES ITS FULL REPAYMENT

OF ITS OUTSTANDING INDEBTEDNESS TO PACIFIC LIFE INSURANCE COMPANY

MIAMI, FL. SEPTEMBER 29, 2003. Rica Foods, Inc. (AMEX: RCF) today announced that it has repaid to Pacific Life Insurance Company (“PacLife”) the entire amount of the Company’s outstanding indebtedness to PacLife.

During the first quarter of 1998, the Company completed a private placement with PacLife of $20 million in notes payable, $8 million of which was outstanding prior to the repayment (the “Outstanding PacLife Indebtedness”), bearing an annual interest rate of approximately 12%. In connection with the private placement of the Notes, the Company entered into certain negative covenants, restricting, among other things, the Company’s ability to provide collateral to other existing or potential lenders. These restrictive covenants limited the Company’s ability to obtain additional financing from third parties.

To continue to allow the Company to fund its operations through the use of debt financing and eliminate the restrictive covenants, on September 24, 2003, the Company repaid the Outstanding PacLife Indebtedness. The Company was not required to pay a prepayment penalty to PacLife.

In order to obtain the necessary funds to repay PacLife, the Company borrowed an aggregate of approximately $8.2 million, denominated in dollars (the “New Loan”) from a financial institution in return for a promissory note payable on March 19, 2004. The New Loan bears interest at an annual rate of prime plus 4.5%. The New Loan is unsecured and does not impose upon the Company any material restrictions on its business operations.

Although the Company has been exploring more cost efficient and longer term sources of capital, the Company has not yet secured an alternative long-term financing source that will insulate it from the risks associated with the loss of one of its short-term capital sources.

This Current Report on Form 8-K contains “ forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may affect the operating results of the Company are the following: (i) fluctuations in the cost and availability of raw materials, such as feed grain costs in relation to historical levels; (ii) market conditions for finished products, including the supply and pricing of alternative proteins which may impact the Company’s pricing power; (iii) risks associated with leverage, including cost increases attributable to rising interest rates; (iv) changes in regulations and laws, including changes in accounting standards, environmental laws, occupational and labor laws, health and safety regulations, and currency fluctuations; (v) the effect of, or changes in, general economic conditions; and (vi) risks associated with the Company’s lack of long-term capital financing commitments.

Words such as expects, anticipates, intends, plans, believes, seeks, estimates, should and variations of those words and similar expressions are intended to identify these forward-looking statements. Forward-looking statements made by the Company and its management are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligations to update or review any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise. Such forward -looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For more complete information concerning factors that could affect the Company’s results, reference is made to the Company’ s registration statements, reports, or other documents filed with the Securities and Exchange Commission.

For more information contact us at (305) 858-9480, or email to: mmarenco@ricafoods.com.